Exhibit (15)

May 5, 2011

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

RE:                    Ecolab Inc. Registration Statements on Form S-8 (Registration Nos. 2-90702; 33-18202; 33-55986; 33-56101; 333-95043; 333-109890; 33-34000; 33-56151; 333-18627; 333-109891; 33-39228; 33-56125; 333-70835; 33-60266; 333-95041; 333-18617; 333-79449; 333-40239; 333-95037; 333-50969; 333-58360; 333-97927; 333-115567; 333-129427; 333-129428; 333-140988; 333-115568; 333-132139; 333-147148; 333-163837; 333-163838; 333-165130; 333-165132; and 333-166646).

Commissioners:

We are aware that our report dated May 5, 2011 on our review of interim financial information of Ecolab Inc. (the “Company”) for the three-month periods ended March 31, 2011 and 2010 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2011 is incorporated by reference in its Registration Statements listed above.

Yours very truly,

/s/PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota